TEXARKANA FIRST FINANCIAL CORPORATION
                           3rd and Olive Streets
                        Texarkana, Arkansas  71854
                              (870) 773-1103



                                                December 22, 1997



Dear Fellow Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Texarkana First Financial Corporation. The meeting will be held at the main office of First Federal Savings and Loan Association located at Third and Olive Streets, Texarkana, Arkansas 71854 on Tuesday, January 27, 1998 at 3:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Texarkana First Financial Corporation are sincerely appreciated.



                                                Sincerely,

                                                /s/ James W. McKinney

                                                James W. McKinney
                                                Chairman and
                                                Chief Executive Officer

                     TEXARKANA FIRST FINANCIAL CORPORATION
                             3rd and Olive Streets
                          Texarkana, Arkansas  71854
                                (870) 773-1103



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on January 27, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Texarkana First Financial Corporation (the "Company") will be held at the main office of First Federal Savings and Loan Association located at Third and Olive Streets, Texarkana, Arkansas 71854 on Tuesday, January 27, 1998 at 3:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

       (1) To elect two directors for terms of three years or until their successors have been elected and qualified:

       (2) To ratify the appointment of Wilf & Henderson, P.C. as the Company's independent auditors for the fiscal year ending September 30, 1998; and

       (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

Stockholders of record of the Company as of the close of business on December 12, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The Company's Proxy Statement and 1997 Annual Report to Stockholders are enclosed.




                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ James W. McKinney

                                    James W. McKinney
                                    Chairman and Chief Executive Officer


Texarkana, Arkansas
December 22, 1997



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                    TEXARKANA FIRST FINANCIAL CORPORATION
                             __________________

                              PROXY STATEMENT
                             __________________


                       ANNUAL MEETING OF STOCKHOLDERS

                              January 27, 1998

This proxy statement is furnished to holders of common stock, par value $.01 per share ("Common Stock"), of Texarkana First Financial Corporation (the "Company"), a unitary thrift holding company which owns 100% of the common stock of First Federal Savings and Loan Association of Texarkana (the "Association"), in connection with the solicitation of proxies.

Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the main office of the Association located at Third and Olive Streets, Texarkana, Arkansas 71854 on Tuesday, January 27, 1998 at 3:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 22, 1997.

Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described herein and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Debbie Rose, Secretary, Texarkana First Financial Corporation); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.




                           VOTING AND REQUIRED VOTES

Only stockholders of record at the close of business on December 12, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,759,205 shares of Common Stock outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock outstanding is entitled to one vote at the Annual Meeting on each matter properly presented at the Annual Meeting.

Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the meeting. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes".

   INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS WHOSE TERMS
                        CONTINUE AND EXECUTIVE OFFICERS



Election of Directors

The Bylaws of the Company presently provide that the Board of Directors shall consist of six members, and the Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified, with one class of directors to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. Josh R. Morriss, Jr. is the father of Donald N. Morriss and the uncle of John E. Harrison. No other director or nominee for director is related to any other director, nominee for director or executive officer of the Company by first cousin or closer.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected. Ages are shown as of December 12, 1997 and the service as a director includes service as a director of the Association.



         Nominees for Director for Three-Year Term Expiring in 2000


                               Position with the Company and the
                             Association and Principal Occupation     Director
         Name         Age         During the Past Five Years            Since
_____________________ ___ ___________________________________________ ________

Josh R. Morriss, Jr.  72  Director; Retired; Former Chairman of the       1969
                          Board of F.W. Offenhauser & Co., Inc.,
                          Texarkana, Texas, an independent insurance agency.

John E. Harrison      50  Director; President and Chief Operating         1986
                          Officer of the Company and the Association since 1997. Served as Executive Vice
                          President and COO of the Company and the Association from 1995 and 1992, respectively, until elected President.




The Board of Directors recommends that you vote FOR election of the above nominees for director.

            Members of the Board of Directors Continuing in Office



Directors Whose Terms Expire in 1998


                               Position with the Company and the
                             Association and Principal Occupation     Director
         Name         Age         During the Past Five Years            Since
_____________________ ___ ___________________________________________ ________

James W. McKinney     67  Chairman of the Board and Chief Executive       1968
                          Officer of the Company and the Association since 1997. Served as President and CEO of the Company and the Association from 1995 and 1970, respectively, until elected Chairman.


Donald N. Morriss     43  Vice Chairman of the Board of the Company and   1988
                          the Association since 1997. Chairman and President of F.W. Offenhauser & Co., Inc., an independent insurance agency; and a registered representative of Fortis Investors,
                          Inc., Netherlands.



                    Directors Whose Terms Expire in 1999


                               Position with the Company and the
                             Association and Principal Occupation     Director
         Name        Age          During the Past Five Years            Since
_____________________ ___ ___________________________________________ ________

John M. Andres        63  Director; Managing Partner of Thomas &          1980
                          Thomas, 1980Texarkana, Arkansas, since 1964.
                          Mr. Andres is a Certified Public Accountant.

Arthur L. McElmurry   74  Director; Retired; Former Chief Executive       1973
                          Officer of Wadley Regional Medical Center.





Stockholder Nominations

Article VII.D of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. The Articles of Incorporation set forth specific requirements with respect to stockholder nominations.

Board Meetings and Committees

Regular meetings of the Board of Directors of the Company and the Association are held on at least a monthly basis and special meetings are held from time-to-time as needed. The Board of Directors of the Company met 12 times during the year ended September 30, 1997. All members of the Board of Directors of the Company attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they served during fiscal year 1997. Regular meetings of the Board of Directors of the Association met 12 times during the year ended September 30, 1997. All members of the Board of Directors of the Association attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they served during fiscal year 1997.

The Board of Directors of the Company has established various committees, including Audit and Personnel.

The Audit Committee reviews (i) the independent auditors' reports and results of their examination, subject to review by the entire Board of Directors, (ii) the internal audit function, which is under the control of and reports directly to the Audit Committee, and (iii) the examination reports of the OTS and the FDIC and other regulatory reports, subject to review by the entire Board of Directors. The Audit Committee currently consists of Mr. McElmurry (Chairman) and Mr. Andres. The committee met once during the year ended September 30, 1997.

The Personnel Committee reviews the compensation and benefits of the Company's and the Association's officers and employees, and serves as trustees of the Texarkana First Financial Corporation Employee Stock Ownership Plan ("ESOP") and as administrators of the 1996 Key Employee Stock Compensation Program ("Employee Stock Program") and the 1996 Management Recognition Plan for Officers ("Officers MRP"). The current members of the committee are Messrs. Donald Morriss and McElmurry, and the committee met three times during the year ended September 30, 1997.




Executive Officers Who Are Not Directors

Set forth below is the positions held with the Company and the Association and the business experience for the past five years of executive officers of the Company and the Association who do not serve as a director.

Travis L. Mauldin, age 53, was employed August 1, 1997 as Executive Vice President of the Company and the Association. Prior to August 1997, Mr. Mauldin served as President of Texarkana National Mortgage, Inc., Texarkana, Texas and Senior Vice President of Texarkana National Bank, Texarkana, Texas.

James L. Sangalli, age 59, was employed December 11, 1995 as Chief Financial Officer of the Company and the Association. Prior to December 1995, Mr. Sangalli served as Vice President and Chief Financial Officer of State First Financial Corporation, Texarkana, Arkansas and Senior Vice President and Cashier of State First National Bank, Texarkana, Arkansas.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK
                 BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which were known to the Company to be beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                            Common Stock
                                                      Beneficially Owned as of
                                                        December 12, 1997(1)
                                                      ________________________
        Name of Beneficial Owner                          Amount      Percent
___________________________________________________   ______________ _________

Texarkana First Financial Corporation                   142,090(2)      8.1%
   Employee Stock Ownership Plan Trust
   3rd and Olive Streets
   Texarkana, Arkansas  71854

First Manhattan Co.                                     169,150         9.6%
   437 Madison Avenue
   New York, NY  10022-7297

John Hancock Advisers, Inc.                             124,800         7.1%
   101 Huntington Avenue, 7th floor
   Boston, MA  02199-7603

Directors:
   James W. McKinney                                     26,693(3)      1.5%
   John E. Harrison                                      28,586(4)      1.6%
   John M. Andres                                         6,482          *
   Arthur L. McElmurry                                    9,482(5)       *
   Donald N. Morriss                                     15,482(6)       *
   Josh R. Morriss, Jr.                                  14,482(7)       *
Certain other executive officers:
   Travis L. Mauldin                                      2,100(8)       *
   James L. Sangalli                                        600          *
All directors and executive officers
   of the Company as a group (8 persons)                103,907(2)(9)   5.9%

____________________

*    Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. Shares which may be acquired by the exercise of stock options which are exercisable within 60 days of the Voting Record Date are deemed to be beneficially owned by the holder and are outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual and group. The shares reflected as beneficially owned by Messrs. Andres, McElmurry, Donald N. Morriss and Josh R. Morriss, Jr. include 3,768 shares which are exercisable within 60 days of the Voting Record Date pursuant to the Company's Directors' Stock Plan. The shares reflected as beneficially owned by Messrs. McKinney, Harrison and Sangalli include 7,272, 7,272 and 400 shares, respectively, which are exercisable within 60 days of the Voting Record Date pursuant to the Company's Employee Stock Program.

(2) The Texarkana First Financial Corporation Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the ESOP by an agreement between the Company and Messrs. McElmurry, Donald Morriss, and McKinney, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 23,504 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as trustees. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Includes 13,967 shares held jointly with Mr. McKinney's spouse, with whom voting and dispositive power is shared; 1,000 shares held jointly with his daughter; 100 shares held as custodian for his granddaughter; and 4,354 vested shares allocated within the ESOP.

(4) Includes 12,645 shares held jointly with Mr. Harrison's spouse, with whom voting and dispositive power is shared; 1,160 shares owned by his spouse; 3,500 shares owned by a trust for which voting and dispositive power is shared; and 2,849 vested shares allocated within the ESOP.

(5) Includes 5,714 shares held jointly with Mr. McElmurry's spouse, with whom voting and dispositive power is shared.

(6)  Includes 800 shares held by Mr. Morriss as custodian for his children.

(7) Includes 10,714 shares held in trust for which Mr. Morriss and his spouse are trustees and share voting power.

(8)  Includes 700 shares owned by his spouse.

(9) Includes 7,203 shares allocated to the accounts of executive officers as a group in the ESOP.





           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the American Stock Exchange ("AMEX") by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the AMEX, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers in the fiscal year ended September 30, 1997.

                            EXECUTIVE COMPENSATION


Summary Compensation Table

The Company has not yet paid separate compensation directly to its officers. The following table sets forth a summary of certain information concerning the compensation paid by the Association for services rendered in all capacities during the indicated periods to the Chief Executive Officer and any other executive officers of the Company and the Association who received salary and bonuses aggregating more than $100,000 during the last fiscal year.


                                                        Long-Term
                              Annual Compensation      Compensation
                            _______________________  ________________
                                            Other                       All
                                            Annual            Number    Other
                                            Compen-   Stock     of     Compen-
    Name and        Fiscal   Salary  Bonus  sation    Grants  Options  sation
Principal Position   Year    ($)(1)   ($)   ($)(2)    ($)(3)   (#)(4)   ($)(5)
__________________  ______  _______  ______ _______  _______  _______  _______

James W. McKinney    1997   171,750   6,583     --       --       --    48,672
Chairman & CEO       1996   164,000   6,250     --   280,212   49,594   17,500
                     1995   139,600  38,114  15,517      --       --        --

John E. Harrison     1997   108,250   3,958     --       --       --    31,578
President & COO      1996   103,250   3,750     --   186,103   49,594   11,695
                     1995    86,800  19,057   4,158      --       --       --


____________________

(1) Includes directors' fees during each of the respective fiscal years shown.

(2) Such amounts consist of life insurance premiums and contributions on behalf of Messrs. McKinney and Harrison pursuant to the Association's 401(k) benefit plan. Other annual compensation does not include amounts attributable to other miscellaneous benefits received by Messrs. McKinney and Harrison, including automobile expenses and the payment of civic club dues. The costs of providing such benefits did not exceed the lesser of $50,000 or ten percent (10%) of the total salary and bonus paid to or accrued for the benefit of such individual executive officer in any of the fiscal years shown.

(3) Pursuant to the 1996 Officers MRP, 19,838 and 13,225 shares of restricted Common Stock were awarded to McKinney and Harrison, respectively, during the year ended September 30, 1996 and the fair market value of the awarded shares was $471,152 and $314,094, respectively, at September 30, 1997. Awarded shares become vested and distributable over a five-year period at the rate of 20% per year commencing on the first annual anniversary of the award date. Award recipients are entitled to voting and other stockholder rights (including dividends) as awarded shares become vested.

(4) Options granted pursuant to the 1996 Employee Stock Program. Options vest and are exercisable over a five-year period at the rate of 20% per year commencing on the first annual anniversary of the grant date.

(5) Consists of amounts allocated during the years ended September 30, 1996 and 1997 pursuant to the ESOP based on a per share price of $14.125 and $15.625, respectively, on the dates of allocation.

Stock Options


The following table sets forth certain information concerning options granted to the named executive officer during the year ended September 30, 1997.


                     Number of     % of Total
                      Options       Options        Exercise
                      Granted      Granted to       Price         Expiration
      Name              (1)         Employees        (2)             Date
___________________  _________     __________     _________     ______________

Travis L. Mauldin      10,000         83.33%        $21.25      August 1, 2007


____________________

(1) Options granted pursuant to the 1996 Employee Stock Program. Option shares become exercisable over a five-year period at the rate of 20% per year, commencing August 1, 1998, the first anniversary of the grant date.

(2) The exercise price is based on the closing market price of a share of the Company's Common Stock on the date of grant.






The following table summarizes options exercised during the fiscal year and presents the value of unexercised options held by the named executive officers at September 30, 1997.


                    Shares
                   Acquired           Number of Options    Value of Options
                      on      Value           at                  at
       Name        Exercise Realized    Sept. 30, 1997      Sept.30, 1997(1)
__________________ ________ ________ ___________________ _____________________
                                     Exercisable         Exercisable
                                           Unexercisable         Unexercisable
__________________ ________ ________ ___________________ _____________________

James W. McKinney      --       --     7,272     42,322   $72,720     $423,220
John E. Harrison       --       --     7,272     42,322    72,720      423,220


____________________

(1)	Excess of the market value over the exercise price for all exercisable and all unexercisable shares. The per share market value was $23.75 at September 30, 1997.

Director Compensation

Directors of the Company are not paid for attendance of Company Board meetings or committee meetings. Each director of the Company is also a director of the Association, and each member of the Board of Directors of the Association was paid $1,000 per Board meeting. The respective fee was paid for unattended meetings, if absences did not exceed three per year. Directors do not receive any fees for committee meetings.



Employment Agreements

The Company and the Association (collectively, the "Employers") entered into employment agreements with each of Messrs. McKinney and Harrison effective July 7, 1995 in connection with the Conversion. The Employers have agreed to employ Messrs. McKinney and Harrison for a term of three years in their current positions. The term of the employment agreements will be extended each year for an additional one-year period unless the Employers or the officer elect, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

Each employment agreement is terminable with or without cause by the Employers. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates his employment because of the failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change of Control of the Company, as defined, the respective officer will be entitled to a cash severance amount equal to three times his average annual compensation over the most recent five taxable years (or such shorter time as he has been employed by the Employers), payable in equal monthly installments over 36 months. In addition, the respective officer will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with another employer, whichever occurs first.

A Change in Control is generally defined in the employment agreements to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Parachute payments generally are payments equal to or exceeding three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change of control of the employer occurred (or such lesser time as the recipient has been employed). Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

Indebtedness of Management

The Company and the Association have had, and expect to have in the future, banking transactions in the ordinary course of business with executive officers, directors and principal stockholders. Loans made to members of this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $226,000 at the highest point in 1997, representing .84% of the Company's average equity capital. Such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.



                   RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed Wilf & Henderson, P.C., ("Wilf & Henderson") independent certified public accountants, to perform the audit of the Company's consolidated financial statements for the year ending September 30, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

The Company has been advised by Wilf & Henderson that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Wilf & Henderson will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions

The Board of Directors recommends that you vote FOR the ratification of the appointment of Wilf & Henderson, P.C. as independent auditors for the fiscal year ending September 30, 1998.



                            STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in January 1999, must be received at the principal executive offices of the Company, 3rd and Olive Streets, Texarkana, Arkansas 71854, Attention: Debbie Rose, Secretary, no later than August 25, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.



                                ANNUAL REPORTS

A copy of the Company's Annual Report to Stockholders for the year ended September 30, 1997 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended September 30, 1997 and a list of the exhibits thereto required to be filed with the Commission under the 1934 Act. Such written request should be directed to Debbie Rose, Secretary, Texarkana First Financial Corporation, 3rd and Olive Streets, Texarkana, Arkansas 71854. The Form 10-K is not part of the proxy solicitation materials.

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                                  OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.



YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



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